UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2011

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2011, Tesla Motors, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following four proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The individuals listed below were elected as Class I directors at the Annual Meeting to serve on the Company’s Board of Directors for a term of three years or until their respective successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
Elon Musk	63,832,711	672,983	16,530,257
Stephen T. Jurvetson	64,100,414	405,280	16,530,257
Herbert Kohler	48,796,740	15,708,954	16,530,257

Proposal 2

Proposal 2 was a management proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
64,136,121	299,842	69,731	16,530,257

Proposal 3

Proposal 3 was a management proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. “3 Years” was approved.

3 Years	2 Years	1 Year	Abstained	Broker Non-Vote
47,986,637	104,823	16,377,945	36,289	16,530,257

Proposal 4

Proposal 4 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
80,814,924	142,109	78,918	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: June 3, 2011